UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2013

GENVEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24469	23-2705690
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 West Watkins Mill Road, Gaithersburg, Maryland	20878
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:           (240) 632 0740

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) GenVec, Inc. 2011 Omnibus Incentive Plan

On November 22, 2013, at the 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) of GenVec, Inc. (the “Company”), the stockholders approved an amendment (the “Amendment”) to the GenVec, Inc. Omnibus Incentive Plan (the “2011 Plan”) to increase the number of shares of common stock that are available to be issued through grants or awards made thereunder or through the exercise of options granted thereunder by 500,000 shares. Descriptions of the Amendment and the 2011 Plan are set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 16, 2013, in the section entitled “Proposal 2 Approval of Increase in Award Shares and the Material Terms for Payment of Performance-Based Compensation,” which is incorporated in this report by reference. This description is qualified in its entirety by reference to the copy of the Amendment that is attached as Exhibit 10.1 to this current report on Form 8-K and the copy of the 2011 Plan that is attached as Exhibit 10.3 to the Company’s quarterly report on Form 10-Q filed on November 12, 2013.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting was held on November 22, 2013. The proposals voted on at the 2013 Annual Meeting are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 16, 2013. Results of votes with respect to those proposals are as follows:

Proposal 1

To elect two directors to the Company’s Board of Directors, each to serve a three-year term or until their successors are qualified and elected. The votes regarding these nominees were as follows:

Nominee	For	Withheld	Broker Non-Votes
Zola P. Horovitz, Ph.D.	2,158,507	2,431,710	5,896,313
William N. Kelley, M.D.	3,544,238	1,045,979	5,896,313

Proposal 2

To approve an increase to the number of shares of the Company’s Common Stock available for issuance under the GenVec, Inc. 2011 Omnibus Incentive Plan by 500,000 shares and to approve the material terms for payment of performance-based compensation under the 2011 Plan as required by Section 162(m) of the Internal Revenue Code. The votes regarding this proposal were as follows:

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For	Against	Abstain	Broker Non-Votes
3,886,230	653,998	49,989	5,896,313

Proposal 3

To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
9,704,006	697,693	84,831	0

Section 8 – Other Events

Section 8.01 Other Events.

On November 22, 2013, the Board of Directors of the Company elected Wayne T. Hockmeyer, Ph.D., as the Chairman of the Board of Directors. Dr. Hockmeyer is replacing Zola P. Horovitz, Ph.D., who determined not to stand for reelection as Chairman but will continue to serve on the Board of Directors.

 In connection with our 2013 Annual Meeting, our Board of Directors determined not to make its regular annual grant of options to our non-employee directors, other than the grant to Stefan Loren, Ph.D., who recently joined the Board of Directors in September 2013. The policy of the Board of Directors for compensation of non-employee directors provides that upon becoming a director, each director receives an option to purchase 20,000 shares of Common Stock that is exercisable ratably over a four-year period, and after our annual meeting of stockholders each year, each director receives an annual grant of an option to purchase 15,000 shares of Common Stock. In the case of the Chairman of the Board, the annual grant is of an option to purchase 22,500 shares of Common Stock.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1     Amendment to GenVec, Inc. 2011 Omnibus Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVEC, INC.

Date: November 27, 2013	By:	/s/ Douglas J. Swirsky
Douglas J. Swirsky
President and Chief Executive Officer

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